Exhibit 3.1

FORM NO. 7a	Registration No. 20791

[GRAPHIC]

BERMUDA

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Bunge Limited

was delivered to the Registrar of Companies on the 2nd day of June, 2008 in

accordance with section 45(3) of the Companies Act 1981 (“the Act”)

[SEAL] Given under my hand and Seal of the REGISTRAR OF COMPANIES this 5th day of June, 2008

/s/
For Registrar of Companies

Capital prior to increase:	US$2,500,000.00
Amount of increase:	US$1,710,000.00
Present Capital:	US$4,210,000.00